Exhibit 3.2

THIRD AMENDED AND RESTATED BYLAWS OF

INSIGHT MOLECULAR DIAGNOSTICS INC.

(the “Corporation”)

ARTICLE I

OFFICES

Section 1.01 PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Corporation shall be located at such place within or without the State of California as shall be fixed from time to time by the board of directors, and if no place is fixed by the board of directors, such place as shall be fixed by the Chair of the Board. If the principal executive office is located outside California and the Corporation has one or more business offices in California, then the board of directors shall fix and designate a principal business office in California.

Section 1.02 OTHER OFFICES. The board of directors may establish branch offices of the Corporation both in and outside the State of California.

ARTICLE II

SHAREHOLDERS

Section 2.01 PLACE OF MEETING. Meetings of the shareholders shall be held at any place within or without the State of California designated by the board of directors. Absent such designation, meetings shall be held at the principal executive office. The board of directors may, in its sole and absolute discretion and subject to any guidelines and procedures it may adopt, authorize shareholders not physically present, in person or proxy, at a meeting of shareholders, whether held at a designated place or held solely or in part by electronic communication, to participate in and vote at the meeting (whether by electronic transmission or by electronic communication) and such shareholders may be deemed present in person or by proxy at such meeting, and may vote at a meeting of shareholders whether that meeting is to be held at a designated place or in whole or in part by means of electronic communication.

Section 2.02 ANNUAL MEETING. An annual meeting of shareholders shall be held on such date and at such time as may be designated from time to time by the board of directors for the purpose of electing directors and transacting any other business that is properly brought before the meeting.

Section 2.03 SPECIAL SHAREHOLDERS’ MEETINGS. Special meetings of the shareholders may be called by the board of directors, the Chair of the Board, a President, or by shareholders of record entitled to cast not less than 10% of the votes at such meeting on the record date established pursuant to Section 2.06(c). Any person entitled to call a special meeting of shareholders (other than the board of directors) shall make a written request sent by registered mail to the Chair of the Board, President, or the Secretary, specifying the general purpose of such meeting and, if such request is made by a shareholder or shareholders, such request shall include the information required by Section 2.04, and any request not including any such required information shall not be valid. It shall be the duty of the officer receiving such a request, subject to the immediately succeeding sentence, to cause notice to be given to the shareholders entitled to vote that a meeting has been requested by the person or persons calling the meeting, the date of the meeting, which shall be set by such officer, to be not less than thirty-five (35) days nor more than sixty (60) days after such request or, if applicable, determination of the validity of such request pursuant to the immediately succeeding sentence. Within seven (7) days after receiving such a written request from a shareholder or shareholders of the Corporation, the board of directors shall determine whether shareholders owning not less than ten percent (10%) of the shares as of the record date established pursuant to Section 2.06(c) for such request support the call of a special meeting and notify the requesting party or parties of its finding. Nothing contained in this Section 2.03 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held. No business shall be transacted at a special meeting other than business that is properly brought before the meeting and the proposal of business to be considered by the shareholders is specified in the notice of such meeting.

Section 2.04 SHAREHOLDER NOMINATIONS AND PROPOSALS.

(a) For business (including, but not limited to director nominations) to be properly brought before an annual meeting by a shareholder of record of the Corporation who is entitled to vote at such meeting, the Proposing Shareholder(s) (as defined below) must have given timely written notice of such Proposing Shareholder’s nomination or proposal, in proper written form, either by personal delivery or by United States registered mail, to the Secretary of the Corporation at the principal executive offices of the Corporation no earlier than the close of business on the 120th calendar day and no later than the close of business on the 90th calendar day prior to the anniversary date of the immediately preceding annual meeting of shareholders. If the current year’s annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary of the immediately preceding annual meeting of shareholders, notice must be received not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting of shareholders is first made by the Corporation. In no event will an adjournment or postponement of an annual meeting of shareholders (or the announcement thereof) begin a new time period for giving a Proposing Shareholder’s notice as provided above. For business (including, but not limited to director nominations) to be properly brought before an annual meeting by a shareholder, such shareholder must have: (1) been a shareholder of record at the time of the giving of the notice required by this Section 2.04 and on the record date for the determination of shareholders entitled to vote at the annual or special meeting and (2) continued to be a shareholder of record at the time of such meeting. The term “Proposing Shareholder” shall mean, collectively: (i) the shareholder of record providing the notice of business proposed to be brought before an annual meeting or special meeting (in accordance with Section 2.03 in the case of special meetings), (ii) the “beneficial owner” or “beneficial owners”, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made (as such terms are defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (iii) any “affiliate” or “associate” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner, and (iv) any person acting in concert with such shareholder.

(b) To be in proper form, a shareholder of record’s written notice must include as to each matter the Proposing Shareholder proposes to bring before either an annual or special meeting (and with respect to each person that constitutes the relevant Proposing Shareholder):

(i) The name and address of the Proposing Shareholder (and with respect to any Proposing Shareholder that is a shareholder of record of the Corporation, the name and address and records) as they appear on the Corporation’s books;

(ii) A description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(iii) The text of the proposal or business, including the text of any resolutions proposed for consideration;

(iv) Any material interest of the Proposing Shareholder in such business or proposal, including any anticipated benefit to the Proposing Shareholder therefrom;

(v) The class, series, and number of shares of the Corporation’s capital stock that are “beneficially owned” within the meaning of Rule 13d-3 under the Exchange Act by such Proposing Shareholder;

(vi) Whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate the loss to, manage risk of or benefit from changes in the stock price of any class of the Corporation’s capital stock, or to increase the voting power of, such Proposing Shareholder with respect to any share of stock of the Corporation;

(vii) A reasonably detailed description of all agreements, arrangements and understandings between the Proposing Shareholder, on the one hand, and any other shareholder of the Corporation or any other person or entity on the other hand (including but not limited to any compensation or payment of money or property to the Proposing Shareholder), including the name and address of each other shareholder or other person or entity, in connection with the proposal of such business by such Proposing Shareholder;

(viii) Whether the Proposing Shareholder intends or is part of a group that intends (aa) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal, remove any current director(s), or elect the Proposing Shareholder’s nominees or (bb) otherwise to solicit proxies from shareholders in support of such proposal, such removal, or the election of such nominees;

(ix) The investment strategy or objective, if any, of each such Proposing Shareholder who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Proposing Stockholder; (x) Any other information relating to such Proposing Shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Shareholder in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; and

(xi) If the notice regards the nomination of a candidate for election as director (which may only be made with respect to an annual meeting or a special meeting in which directors are to be elected as provided for in the Corporation’s notice of meeting), to be in proper written form, in addition to the foregoing information, such Proposing Shareholder’s notice must set forth as to each person whom the Proposing Shareholder proposes to nominate for election as a director (a “Nominee”):

(A) The name, age, and business and residence address of the Nominee;

(B) The principal occupation or employment of the Nominee;

(C) The class, series, and number of shares of the Corporation’s capital stock that are held of record or are “beneficially owned” within the meaning of Rule 13d-3 under the Exchange Act by the Nominee;

(D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate the loss to, manage risk of or benefit from changes in the stock price of any class of the Corporation’s capital stock, or to increase the voting power of, such Nominee with respect to any share of stock of the Corporation;

(E) a description of all arrangements or understandings (including but not limited to any compensation or payment of money or property to (or from) the Proposing Shareholder and/or the Nominee) between or among any of the Proposing Shareholder, each Nominee and/or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the Proposing Shareholder or relating to the Nominee’s potential service on the board of directors; (F) a written representation and agreement, executed by the Nominee, and pursuant to which such Nominee shall represent and agree that such Nominee (1) acknowledges that as a director of the Corporation, the Nominee will owe a fiduciary duty under California law with respect to the Corporation and its shareholders, (2) consents to serving as a director if elected and (if applicable) to being named in the Corporation’s proxy statement and form of proxy as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election, (3) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity (x) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation; or (y) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law, (4) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (5) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be provided to such person promptly following a request therefor);

(G) a completed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the Proposing Stockholder providing the notice);

(H) whether each such Nominee qualifies as an “independent” director or “audit committee financial expert” for purposes of membership of the board of directors or any committee thereof under applicable law, the rules of the principal national securities exchange upon which the shares of the Corporation are listed, or any publicly-disclosed corporate governance guidelines or committee charter of the Corporation; and

(I) any other information relating to the Nominee that would be required to be disclosed about such Nominee if proxies were being solicited for the election of the Nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

(c) Nominations of persons for election to the board of directors of the Corporation shall be made at an annual meeting or special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (A) by or at the direction of the board of directors or by a committee of directors appointed by the board of directors of the Corporation and authorized to nominate persons for election as directors, or (B) by a shareholder of the Corporation who has complied with the requirements and procedures set forth in this Section 2.04. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice in the same form as required by this Section 2.04 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(d) A Proposing Shareholder shall update and supplement their notice of intent to bring business before the meeting (A) as of the record date for the meeting so that the information provided or required to be provided in such notice pursuant to this Section 2.04 shall be true and correct in all respects as of the record date for the meeting, and (B) at any time thereafter and prior to the meeting or any adjournment or postponement of the meeting if such information is no longer true and correct in all respects as of such date, provided, that no such update shall include any new or additional matters or proposals, or any amendment or revisions to any proposals, to be brought before the annual meeting or special meeting. Each such update and supplement must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than: (1) in the case of clause (A) of the preceding sentence, not later than five (5) business days after the record date and (2) in the case of clause (B) of the preceding sentence, not later than the earlier of five (5) business days after any such change in such information or 48 hours prior to such meeting. A Proposing Shareholder, in its initial written notice of any business to the Secretary of the Corporation, shall confirm his or her intention to update and supplement such notice as required herein. The failure to comply with this paragraph shall cause any notice given pursuant to this Section 2.04 to not be valid.

(e) Each of the board of directors, the Chair of the Board, and the chair of any annual or special meeting of shareholders shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.04. If any proposed nomination or other business is not in compliance (as determined as aforesaid), then, except as otherwise required by law, the chairman of the meeting shall have the power to declare that such nomination shall be disregarded or that such other business shall not be transacted.

Section 2.05 NOTICE OF SHAREHOLDERS’ MEETING.

(a) Written notice stating the place, day, and hour of the meeting, shall be given not less than 10 days (or, if sent by third class mail, 30 days) and not more than 60 days before the meeting. The notice shall state (i) in the case of an annual meeting, the matters the board of directors intends, at the time the notice is given, to present to the shareholders for action and (ii) in the case of a special meeting, the general nature of the business to be transacted (and no other business may be transacted); provided, however, that, in each case, unless the notice of the meeting, or the waiver of notice of such meeting, sets forth the general nature of any proposal to (a) approve or ratify a transaction in which a director has a material financial interest under Section 310 of the California General Corporation Law (the “Code”), (b) amend the articles of incorporation of this Corporation (the “Articles of Incorporation”) under Section 902 of the Code, (c) approve a conversion or reorganization or elect to wind up and dissolve under Sections 1152, 1201, or 1900 of the Code, or (d) effect a plan of distribution upon liquidation inconsistent with the liquidation rights of the preferred shares under Section 2007 of the Code, no such proposal may be approved at an annual or special meeting other than by unanimous approval by those entitled to vote. If directors are to be elected at a meeting, the notice shall include the names of the intended nominees at the time the notice is given. If remote participation in a meeting is authorized by the board of directors, the notice shall state the means of electronic communication by which shareholders may participate (whether by electronic transmission or by electronic communication). (b) Proof of notice by mail or electronic transmission may be made by affidavit of the Secretary or Assistant Secretary or the Corporation’s transfer agent, and, if made, shall be filed as part of the minutes of the meeting.

(c) Notice shall be given by personal delivery, by electronic transmission consented to by the shareholder, or by mail, by or at the direction of the Secretary or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting. If a shareholder has not provided an address, notice may be given as provided by Section 601 of the Code.

(d) Notice by mail shall be deemed to have been given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. Notice by electronic transmission shall be deemed to have been given when:

(i)	Transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice.

(ii)	Transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice.

(iii)	Posted on an electronic network, with a separate notice to the shareholder of the posting.

(iv)	Delivered to by any other form of electronic communication consented to by the shareholder.

(e) Notice shall not be given by electronic transmission to a shareholder after either (i) the Corporation is unable to deliver two consecutive notices to such shareholder by such means or (ii) the inability to deliver such notices to such shareholder becomes known to any person responsible for giving such notices.

(f) A shareholder may waive notice of a meeting by providing the Secretary, in writing, either before or after the time of the meeting, waiver of notice, consent to holding the meeting, or approval of the minutes of the meeting. The attendance of a shareholder, in person or by proxy, at a meeting constitutes waiver of notice, unless the shareholder objects, at the beginning of the meeting, to the transaction of any business at the meeting because the meeting was not lawfully called or objects, at the meeting, to the consideration of any business that was required to be, but was not, included in the notice of the meeting.

Section 2.06 FIXING THE RECORD DATE.

(a) For the purpose of determining the shareholders entitled to notice of and to vote at any meeting of the shareholders, to give written consent to any action taken without a meeting, to receive payment of any dividend or other distribution or allotment of rights, or to exercise any other rights, the board of directors may fix a date as the record date for any such determination. Only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Code.

(b) A record date fixed under this Section may not be more than 60 days or less than 10 days before the meeting or more than 60 days before any other action. If any meeting of the shareholders is adjourned for more than 45 days from the date set for the original meeting, the board shall fix a new record date for determining the shareholders entitled to notice of and to vote at such adjourned meeting.

(c) The record date for determining shareholders entitled to call a special meeting shall be the first date that shareholders representing 10% of the shares entitled to vote at such meeting, as of such date, have delivered requests to the Corporation at its principal place of business for such meeting.

(d) If no record date has been fixed, then (i) the record date for determining shareholders entitled to notice of and to vote at a shareholders’ meeting shall be at the close of business on the business day before the day on which notice is given, or, if notice is properly waived, at the close of business on the business day before the day on which the meeting is held, (ii) the record date for determining shareholders entitled to give written consent to action taken without a meeting, where no prior board action was taken, shall be the close of business on the day on which the first written consent is given, and (iii) the record date for determining shareholders for any other purpose shall be the later of (A) the day on which the board of directors adopts the resolution relating to such action or (B) the 60th day prior to the date of the action.

Section 2.07 QUORUM OF AND ACTION BY SHAREHOLDERS.

(a) The presence in person or by proxy of the holders of a majority of the shares entitled to vote constitutes a quorum for a meeting of the shareholders. Except as otherwise provided by the Code, the Articles of Incorporation or these Bylaws:

(i) Other than with respect to the election of directors, which is addressed in Section 2.11(c), the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the shareholders; and

(ii) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of any number of shareholders that leaves less than a quorum; provided that any action taken, other than adjournment, shall be approved by at least a number of shares that would constitute a majority of the minimum number of shares necessary to constitute a quorum.

(b) If a quorum is not present, the meeting may be adjourned by the vote of a majority of the shares present in person or by proxy.

Section 2.08 ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders’ meeting may be adjourned from time to time by a vote of the majority of the shares present, in person or proxy. If the meeting is adjourned for more than 45 days, or if the board of directors fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record, as of the new record date, entitled to notice of the adjourned meeting. If the meeting is adjourned for not more than 45 days, and the board of directors does not fix a new record date for the adjourned meeting, notice need not be given of the adjourned meeting if the time and place (or the means of electronic transmission or electronic video screen communication, if any, by which shareholders may participate) of the meeting are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted at the original meeting.

Section 2.09 CONDUCT OF MEETINGS.

(a) The board of directors may adopt by resolution such rules and regulations for the conduct of meetings of the shareholders as it shall deem appropriate. At every meeting of the shareholders, the Chair of the Board, or in his or her absence or inability to act, a director or officer designated by the board of directors shall serve as the chair of the meeting. The Secretary or, in his or her absence or inability to act, the person whom the presiding officer of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

(b) The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the board of directors, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.10 INSPECTORS OF ELECTION.

(a) Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed by the board of directors, or if any person appointed fails to appear or refuses to act, the chair of the meeting may, and on the request of any shareholder or his or her proxy shall, appoint inspectors of election at the meeting. One or three inspectors may be appointed; provided that, if inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares present in person or proxy shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chair of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy. (b) The inspectors of election shall:

(i) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(ii) Receive votes, ballots, or consents;

(iii) Hear and determine challenges and questions in connection with voting rights;

(iv) Count and tabulate all votes or consents;

(v) Determine when the polls shall close;

(vi) Determine the result; and

(vii) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

Section 2.11 VOTING OF SHARES.

(a) Each outstanding share, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote of the shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series.

(b) A shareholder entitled to vote on any matter (other than the election of directors) may vote part of such shares in favor of the proposal and refrain from voting the remaining shares or vote the remaining shares against the proposal. If a shareholder fails to specify the number of shares the shareholder is voting affirmatively, the shareholder will be deemed to have affirmatively voted all shares the shareholder is entitled to vote.

(c) Election.

(i) In any election of directors of the Corporation that is not an uncontested election, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by those shares, shall be elected and votes against the director and votes withheld shall have no legal effect.

(ii) In any uncontested election of directors of the Corporation, the directors shall be elected by a plurality of the votes cast by the shares represented at a meeting and entitled to vote on the election of directors. If an incumbent director fails to be elected by approval of the shareholders in an uncontested election then, unless the incumbent director has earlier resigned, the term of the incumbent director shall end on the earlier of (A) the date that is 90 days after the date on which the voting results of the election are determined pursuant to Section 707 of the Code or (B) the date on which the board of directors selects a person to fill the office held by that director in accordance with Section 3.04 of these Bylaws and Section 305 of the Code. (iii) An “uncontested election” means an election of directors of the Corporation in which the number of candidates for election does not exceed the number of directors to be elected by the shareholders at that election.

(iv) At a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless (i) the candidates’ names have been timely placed in nomination in accordance with the timing requirements for notice specified in Section 2.04(a) or 2.04(c), as applicable, prior to commencement of the voting and (ii) a shareholder has timely given notice in accordance with the timing requirements for notice specified in Section 2.04(a) or 2.04(c), as applicable, prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has properly given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit.

Section 2.12 VOTING BY PROXY OR NOMINEE. A shareholder may vote either in person or by written proxy executed by the shareholder or the shareholder’s attorney in fact and filed with the Secretary of the Corporation. A proxy is not valid after the expiration of 11 months from the date of its execution, unless otherwise provided in the proxy. A proxy continues in full force and effect until revoked, either by a written revocation delivered to the Corporation, by a subsequent proxy presented to the meeting, or by attending a meeting of the shareholders and voting the shares in person. A proxy is revocable unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy is not revoked by the death or incapacity of the shareholder appointing the proxy unless the Corporation receives written notice of such death or incapacity before the vote by proxy is counted.

Section 2.13 ACTION BY SHAREHOLDERS WITHOUT A MEETING.

(a) Any action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares are entitled to vote thereon were present and voted; provided, however, that unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice shall be given (in the same manner as notice of meetings is to be given and within the time limits prescribed by law) of such action to all shareholders entitled to vote who did not consent in writing to such action; and provided further, that directors may be elected by written consent only if such consent is unanimously given by all shareholders entitled to vote (except that action taken by shareholders to fill one or more vacancies on the board, other than a vacancy created by the removal of a director, may be taken by written consent of a majority of the outstanding shares entitled to vote). All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the Corporation before written consents of the number of shares to authorize the proposed action have been filed with the Secretary. (b) If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the Corporation action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 2.05. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) indemnification of agents of the corporation, pursuant to Section 317 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall be given at least twenty (20) days before the consummation of any action authorized by that approval.

ARTICLE III

DIRECTORS

Section 3.01 NUMBER OF DIRECTORS. The authorized number of directors shall be not less than six (6) nor more than ten (10), and the exact number of directors shall be fixed, within the limits specified, by approval of the board of directors. The provisions of this bylaw may be changed only by a duly adopted amendment adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, in accordance with the provisions of Section 212 of the Code.

Section 3.02 POWERS; QUALIFICATIONS. Subject to the provisions of the Code, any limitations in the Articles of Incorporation, and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, all corporate powers of the Corporation shall be exercised, and the business and affairs of the Corporation shall be managed, by or under the direction of the board of directors.

Section 3.03 TERM OF OFFICE. Other than as provided for in Section 2.11(c)(ii), each director shall serve until the next annual meeting of shareholders or until the director’s earlier death, resignation, or removal.

Section 3.04 VACANCIES AND NEWLY CREATED DIRECTORSHIPS.

(a) A vacancy on the board of directors occurs upon of any of the following events:

(i) The death, resignation, or removal of any director;

(ii) The declaration of vacancy by the board of directors of a director who has been declared of unsound mind by an order of court or convicted of a felony;

(iii) The authorized number of directors is increased; (iv) At any meeting of the shareholders at which directors are elected, the shareholders fail to elect the full authorized number of directors to be elected at the meeting; or

(v) At the end of the term of an incumbent director who fails to be elected by approval of the shareholders as set forth in Section 2.11(c)(ii).

(b) Vacancies in the board of directors, other than vacancies created by removal of a director, may be filled by approval of the board of directors, or if the number of directors then in office is less than a quorum by (i) the unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the Code, or (iii) a sole remaining director. Vacancies created by the removal of a director shall be filled only by approval of the shareholders, or by the unanimous written consent of all shares entitled to vote.

(c) The shareholders may elect a director at any time to fill a vacancy or vacancies not filled by the directors, but any such election by written consent, other than to fill a vacancy created by removal, shall require the consent of a majority of the outstanding shares entitled to vote thereon. A director may not be elected by written consent to fill a vacancy created by removal except by unanimous consent of all shares entitled to vote for the election of directors.

(d) If any resignation of a director will take effect at a future time, a successor may be elected to take office when the resignation becomes effective. A reduction of the authorized number of directors does not remove any director prior to the expiration of the director’s term of office

Section 3.05 REMOVAL. Any or all of the directors may be removed from office at any time with or without cause by the affirmative vote of a majority of the outstanding shares entitled to vote; provided, that, unless the entire board of directors is removed, no director shall be removed when the votes cast against removal or not consenting in writing to the removal would be sufficient to elect the director if cumulatively voted at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected. When by the provisions of the Articles of Incorporation holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series. If one or more directors are so removed at a meeting of shareholders, the shareholders may elect new directors at the same meeting.

Section 3.06 RESIGNATION. A director may resign by providing written notice to the Chair of the Board, a President, the Secretary, or the board of directors. The resignation shall be effective upon the later of the date of receipt of the notice or the effective date specified in the notice.

Section 3.07 MEETINGS OF DIRECTORS.

(a) A regular meeting of the board of directors shall be held without other notice immediately following and at the place of each annual meeting of shareholders, at which meeting the board shall elect officers and transact any other business as shall come before the meeting.

(b) Meetings of the board of directors, including special meetings, may be called by the Chair of the Board, or the majority of directors then in office.

(c) Notice of the time and place of special meetings shall be given to each director. If notice is mailed, it shall be deposited in the United States mail, addressed to the director at the address shown on the records of the Corporation, at least four days before the time of the meeting. If notice is delivered personally, by telephone, or by electronic transmission, it shall be delivered at least 24 hours before the time of the meeting. The notice need not specify the purpose of the meeting. A meeting of the board of directors may be held without notice to a director who provides a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof in writing, whether before or after the meeting, or who attends the meeting without protesting the lack of notice to that director prior thereto or at its commencement.

(d) Meetings of the board of directors may be held at any place within or without the State of California that is designated in the notice of the meeting. If no place is stated in the notice, meetings shall be held at the principal executive office of the Corporation unless another place has been designated by a resolution duly adopted by the board of directors.

Section 3.08 ELECTRONIC PARTICIPATION. Members of the board of directors may participate in a meeting through conference telephone, electronic video screen communication, or other electronic transmission by and to the Corporation. Participation by conference telephone, electronic video screen communication or other electronic transmission by and to the Corporation constitutes presence in person if each participating director can communicate concurrently with all other participating directors and each director has the means to participate in all matters before the board, including the ability to propose or object to a specific action proposed to be taken.

Section 3.09 QUORUM OF AND ACTION BY DIRECTORS. A majority of the authorized number of directors constitutes a quorum of the board of directors for the transaction of business. Any act approved by a majority of the directors present at a duly held meeting at which a quorum is present is the act of the board of directors, unless the Code or the Articles of Incorporation require a greater number. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors leaving less than a quorum, if any action is approved by at least a number of directors that would constitute a majority of the minimum number of directors necessary to constitute a quorum for the meeting. A majority of the directors present, even if less than a quorum, may adjourn a meeting to another time and place. If a meeting is adjourned for more than 24 hours, notice of the adjournment to another time and place shall be given before the adjourned meeting to each director not present at the time of the adjournment.

Section 3.10 COMPENSATION. Directors may receive compensation for their services as directors in such amount as may be fixed, from time to time, by resolution of the board of directors. The board of directors may, by resolution, authorize payment of a fixed fee and expenses of attendance, if any, for attendance at any meeting of the board of directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.11 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors or any committee thereof may be taken without a meeting if all of the directors or committee members consent to the action in writing, and the number of directors or committee members then serving constitutes a quorum. The written consents shall be filed with the minutes of the proceedings of the board of directors or committee thereof.

Section 3.12 COMMITTEES OF THE BOARD OF DIRECTORS.

(a) The board of directors, by resolution adopted by a majority of the authorized number of directors, may designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board of directors and to exercise the authority of the board of directors to the extent provided in the resolution establishing the committee and as permitted by the provisions of the Code.

(b) No committee of the board of directors shall have the authority to:

(i) Approve actions that require shareholder approval or approval of the outstanding shares.

(ii) Fill vacancies on the board or on any committee;

(iii) Fix the compensation of the directors for serving on the board or on any committee;

(iv) Amend or repeal bylaws or adopt new bylaws;

(v) Amend or repeal any resolution of the board of directors that by its terms is not so amendable or repealable;

(vi) Make distributions to shareholders, except at a rate, in a periodic amount, or within a range set forth in the Articles of Incorporation or determined by the board of directors; or

(vii) Appoint other committees of the board of directors or the members thereof.

(c) The board of directors, by vote of a majority of the authorized number of directors, may designate one or more directors as alternate members of any committee who may replace any absent member at any meeting of the committee.

ARTICLE IV

OFFICERS

Section 4.01 DESIGNATION. The officers of the Corporation shall be a President or Presidents, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the board of directors, a Chair of the Board, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.03. Any number of offices may be held by the same person.

Section 4.02 APPOINTMENT OF OFFICERS. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 or Section 4.05, shall be chosen by the board of directors, and each shall serve at the pleasure of the board of directors, subject to the rights, if any, of an officer under any contract of employment approved by the board of directors.

Section 4.03 SUBORDINATE OFFICERS, ETC. The board of directors may appoint, and may empower a President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the board of directors or a President may from time to time determine.

Section 4.04 REMOVAL AND RESIGNATION.

(a) Subject to his or her rights, if any, under any contract of employment, all officers serve at the pleasure of the board of directors and any officer may be removed, with or without cause by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

(b) Any officer may resign at any time by giving written notice to the board of directors or to a President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 4.05 VACANCIES. A vacancy in any office because of death, resignation, removal or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

Section 4.06 CHAIR OF THE BOARD. The Chair of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the shareholders and the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors. If there is no President, the Chair of the Board shall act as the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 4.07.

Section 4.07 PRESIDENTS. Subject to such supervisory powers, if any, as may be given by the board of directors to the Chair of the Board, any President or Presidents of the Corporation shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the Corporation. Any such President may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, notes, contracts and other instruments authorized by the board of directors, and, in general, shall have the general powers and duties of management usually vested in the office of president of a Corporation, and shall have such other powers and duties as may be prescribed by the board of directors.

Section 4.08 VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, the Vice President designated by the board of directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, or the President.

Section 4.09 CHIEF FINANCIAL OFFICER.

(a) The Chief Financial Officer, who may be designated as the Treasurer, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.

(b) The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the board of directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the board of directors, shall render to a President and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors.

Section 4.10 SECRETARY.

(a) The Secretary shall keep or cause to be kept, at the principal office or such other place as the board of directors may order, a book of minutes of all meetings of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

(b) The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. (c) The Secretary shall give notice, or cause notice to be given, of all the meetings of the shareholders and of the board of directors as law or the bylaws require notice to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors.

Section 4.11 TREASURER. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.

Section 4.12 SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.01 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall, to the maximum extent and in the manner permitted by the Code, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the Code) judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any the proceeding (as defined in Section 317(a) of the Code) arising by reason of the fact that such person is or was an agent (as defined in Section 317(a) of the Code) of the Corporation.

Section 5.02 INDEMNIFICATION OF OTHERS. The Corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its employees and agents (other than directors and officers) against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent (as defined in Section 317(a) of the Code) of the Corporation. For purposes of this ARTICLE V, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 5.03 PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred in defending any proceeding for which indemnification is required pursuant to Section 5.01 shall be, or for which indemnification is permitted pursuant to Section 5.02 following authorization thereof by the board of directors may be, advanced by the Corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay that amount if it shall be determined ultimately that the indemnified person is not entitled to be indemnified as authorized by this ARTICLE V.

Section 5.04 INDEMNIFICATION RIGHTS NOT EXCLUSIVE; INSURANCE.

(a) The foregoing rights of indemnification and advancement of expenses shall be in addition to and not exclusive of any other rights to which any director or officer may be entitled by applicable law, the Articles of Incorporation, action or resolution of the shareholders or disinterested directors, or any agreement with the Corporation.

(b) The Corporation may, subject to the provisions of Section 317 of the Code, purchase and maintain insurance to indemnify any Agent against any liability asserted against or incurred by an Agent in that capacity or arising out of the Agent’s status as an Agent, whether or not the Corporation would have the power indemnify the Agent against that liability under Section 317 of the Code.

ARTICLE VI

SHARE CERTIFICATES AND TRANSFER

Section 6.01 SHARE CERTIFICATES.

(a) Every owner of shares of the Corporation shall be entitled to a certificate, in such form, consistent with the Articles of Incorporation or any law, as shall be prescribed by the board of directors, certifying the number and class or series of shares owned by such shareholder. Shareholders can request and obtain a statement of rights, restrictions, preferences, and privileges regarding classified shares or a class of shares with two or more series, if any, from the Corporation’s principal executive office. Each certificate issued shall bear all statements or legends required by law or the Articles of Incorporation to be affixed thereto, and shall be signed by (a) the Chair of the Board, any Vice Chair of the Board, a President, or any Vice President and (b) the Chief Financial Officer, Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary. No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

(b) The Corporation may, in lieu of issuing shares of capital stock in certificated form, issue shares of capital stock in book entry form, either directly or through the services of a transfer agent and registrar appointed by the Corporation; provided, however, that the registered holder of any shares of capital stock issued in book entry form shall have the right, upon written request to the Corporation or the Corporation’s designated transfer agent and registrar, to receive a certificate or certificates complying with Section 6.01 of these Bylaws evidencing shares of capital stock that had theretofore been issued to such shareholder in book entry form.

Section 6.02 TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the registered holder thereof or by such other person as may under law be authorized to endorse such shares for transfer, or by such shareholder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or transfer agent of the Corporation. Except as otherwise provided by law, upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share transfer records of the Corporation by an entry showing from and to what person those shares were transferred.

Section 6.03 REGISTERED SHAREHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of California, or giving proxies with respect to those shares.

Section 6.04 LOST, STOLEN, OR DESTROYED CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed; provided, that the owner of the lost, stolen, or destroyed certificate (or the owner’s legal representative) shall give the Corporation a bond or other adequate security (as determined by the board of directors) sufficient to indemnify the Corporation against any claim against the Corporation on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII

CORPORATE RECORDS AND INSPECTION

Section 7.01 RECORDS. The Corporation shall maintain adequate and correct books and records of account, minutes of the proceedings of the shareholders, board of directors, and committees of the board of directors, and a record of its shareholders, along with any other records required by law. The Corporation shall keep such record of its shareholders at its principal executive office, as fixed by the board of directors from time to time, or at the office of its transfer agent or registrar.

Section 7.02 CERTIFICATION AND INSPECTION OF BYLAWS. The Corporation shall keep at its principal executive office as fixed by the board of directors from time to time, the original or a copy of these Bylaws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 FORUM FOR ADJUDICATION OF DISPUTES. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the corporation to the corporation or the corporation’s shareholders, (c) any action asserting a claim arising pursuant to any provision of the Code, the Articles of Incorporation, or these Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case, shall be the state and U.S. federal courts located in the state of California, subject to said court(s) having personal jurisdiction over the indispensable parties named as defendants therein.

Section 8.02 CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an authorized officer or officers or any other person or persons as shall be determined from time to time by the board of directors.

Section 8.03 FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the board of directors.

Section 8.04 CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. Unless the context requires otherwise, the general provisions, rules of construction, and the definitions of the Code shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.05 INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 8.06 EMERGENCY MANAGEMENT OF THE CORPORATION.

(a) During an “emergency”, as defined in Section 207 of the Code, the board of directors may modify procedures for the management and conduct of the ordinary business affairs of the Corporation, including, but not limited to, calling a meeting of the board of directors, quorum requirements for meetings of the board of directors, and designating additional or substitute directors; provided that any such modifications may not conflict with the Articles of Incorporation.

(b) In anticipation of or during an emergency, the board of directors may take any and all of the following actions to manage and conduct the ordinary business affairs of the Corporation:

(i) Modify lines of succession to accommodate the incapacity of any director, officer, employee, or agent resulting from the emergency;

(ii) Relocate the Corporation’s principal office, or designate alternative principal offices or regional offices;

(iii) Give notice to directors in any practicable matter under the circumstances, including but not limited to electronic transmission, when notice of a meeting of the board of directors cannot be given in a manner prescribed by these Bylaws or Section 307 of the Code; or (iv) Deem that one or more officers present at a meeting of the board of directors is a director, in order of rank and in order of seniority within the same rank, as necessary to achieve a quorum for that meeting.

Section 8.07 REPORTS. During any time that the Corporation has fewer than 100 shareholders of record, the Corporation expressly waives the requirement set forth in Section 1501 of the Code of sending an annual report to the shareholders; provided, that the board of directors may issue annual or other reports at its discretion. Upon the request of any shareholder made more than 120 days after the close of the Corporation’s fiscal year, the Corporation shall, within 30 days, deliver to such shareholder the financial statements required by Section 1501 of the Code to be included in an annual report to shareholders.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 9.01 AMENDMENT BY SHAREHOLDERS. Unless otherwise provided by the Articles of Incorporation, these Bylaws, or the Code, the shareholders may adopt, amend, or repeal bylaws by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided, however, that if the Articles of Incorporation set forth the number of authorized directors of the Corporation, then the authorized number of directors may be changed only by an amendment of the Articles of Incorporation; provided, further, that a bylaw or amendment of these Bylaws reducing the number or the minimum number of directors to a number less than five

(5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.

Section 9.02 AMENDMENT BY DIRECTORS. Subject to the rights of shareholders to adopt, amend or repeal these Bylaws, other than a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, and any limitations imposed by, the Code, the board of directors may adopt, amend, or repeal bylaws.